                                                                     Exhibit 3.2


                           AMENDED AND RESTATED BYLAWS
                                       OF
                    HERITAGE PROPERTY INVESTMENT TRUST, INC.


                            ARTICLE I - STOCKHOLDERS


     SECTION 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held within the thirty-one day period commencing with the 1st day of May each year, at the principal office of the Corporation in Massachusetts at ten o'clock a.m. unless a different hour, or place is fixed by the Board of Directors. Whenever the Board of Directors shall fail to set such place, the meeting shall be held at the principal office of the Corporation. If no annual meeting has been held on the date fixed as above provided, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an annual meeting.

     SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At an annual meeting of Stockholders, other than the election of directors as provided in Article II hereof, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the Board of Directors (unless at the time of such action a majority of the members of the Board of Directors are Trust Directors (as defined in Section 7 of Article VII hereof), in which case the affirmative vote of a majority of the Directors including at least one Outside Director (as defined in Section 7 of Article VII hereof) then in office shall be required) or (b) by any Stockholder of the Corporation who complies with the notice procedures set forth in this Section 2. For a proposal to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a Stockholder to be timely must be so delivered or received not later than the later of (i) 90 days before the anniversary of the date of the previous year's annual meeting, or (ii) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed. A Stockholder's notice must contain (A) the name and address of the Stockholder delivering the notice, (B) a statement with respect to the amount of the Corporation's stock beneficially and/or legally owned by such stockholder, (C) the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such Stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such Stockholder, and/or (D) a description of the proposed business to be brought before the meeting, as the case may be, and the reason for conducting such business at the meeting, and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The Chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a Stockholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (1) the

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Chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2 or (2) the Chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the Stockholders at the meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     SECTION 3. MATTERS TO BE CONSIDERED AT ANNUAL MEETINGS AND SPECIAL MEETINGS. The purpose of each annual meeting of the Stockholders is to elect Directors of the Corporation and to transact such other business as may be properly brought forth at such annual meeting in accordance with Section 2 above. Only those matters set forth in the call of a special meeting, as set forth in Section 4 below, may be considered or acted upon at such special meeting, unless otherwise provided by law.

     SECTION 4. NOTICE OF MEETINGS; ADJOURNMENTS. A written notice of all annual meetings of Stockholders stating the hour, date and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice, to each Stockholder entitled to vote thereat or to each Stockholder who, under the Charter, as amended from time to time or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such Stockholder at the address of such Stockholder as it appears on the Corporation's stock transfer books or by any other means permitted by Maryland law. Such notice shall be deemed to be delivered when hand delivered to such address or if mailed, when deposited in the mail so addressed, with postage prepaid.

     Subject to the provisions of Section 12 of this Article I, notice of all special meetings of Stockholders shall be given in the same manner as provided for annual meetings of the Stockholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

     Notice of an annual or special meeting of Stockholders need not be given to a Stockholder if a written waiver of notice is executed before or after such meeting by such Stockholder, or if such Stockholder attends such meeting in person or by proxy. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Stockholders need be specified in any written waiver of notice.

     Any previously scheduled meeting of the Stockholders may be postponed, and any special meeting of the Stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. When any annual or special meeting of Stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of

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                                      -3-


the hour, date and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is to a date more than 120 days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting to each Stockholder of record entitled to vote thereat on notice thereof.

     SECTION 5. QUORUM. Except as otherwise provided by law, Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of Stockholders; but if less than a quorum is present at a meeting, Stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

     SECTION 6. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Charter. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     SECTION 7. ACTION AT MEETING. When a quorum is present, any matter before any annual or special meeting of Stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election of directors by Stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by law. Except as provided in the Charter, Excess Shares, as defined in Section 7 of Article VII hereof, are not voting shares. An abstention shall not be deemed a vote cast.

     SECTION 8. INSPECTORS OF ELECTION. The Board of Directors by resolutions may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been

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                                      -4-


appointed by the Board of Directors to act or is able to act at a meeting of Stockholders, the Chairman of the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     SECTION 9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall make, or shall cause to be made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares of stock registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

     SECTION 10. STOCKHOLDERS' CONSENT IN LIEU OF MEETING. Unless otherwise provided in the Charter, any action required by law to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding shares of stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 10 of this
Article I to the Corporation, written consents and, to the extent applicable, waivers signed by each applicable Stockholder are delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     SECTION 11. PRESIDING OFFICER. The presiding officer at all annual or special meetings of Stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the Stockholders shall be determined by the presiding officer.

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                                      -5-


     SECTION 12. STOCKHOLDER ACTION. Except as otherwise required by law and subject to the rights of the holders of any shares or series of stock having a preference over the common stock as to dividends, or upon liquidation, special meetings of the holders of Voting Stock (as defined in the Charter) may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office (unless at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required); PROVIDED, HOWEVER, that, if at the time of such call there is an Interested Shareholder (as defined in the Charter hereof), any such call shall require the affirmative vote of a majority of the Continuing Directors (as defined in Section 7 of the Charter) then in office, (ii) the Chairman of the Board of Directors, if one is elected, or (iii) the President of the Corporation. In addition, special meetings of the holders of Voting Stock shall be called by the Secretary of the Corporation upon the written request of the holders of Voting Stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting (such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat). Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided in these Bylaws. Advance notice of any matters which any holder of Voting Stock intends to propose for action at an annual meeting shall be given in the manner provided in Section 2 of this Article I.

     SECTION 13. CONTROL SHARE STATUTE. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.


                             ARTICLE II - DIRECTORS


     SECTION 1. POWERS. All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

     SECTION 2. NUMBER, TERMS AND INDEPENDENT DIRECTORS. The number of Directors of the Corporation shall be eleven and, subject to the Stockholders Agreement (as defined below), may be increased or decreased (but not below three) by a resolution duly adopted from time to time by the Board of Directors; PROVIDED, HOWEVER, that if at the time of such action the majority of the members of the Board of Directors are Trust Directors, such action shall require a majority vote of the Directors including at least one Outside Director then in office. The Directors shall be elected at the annual meeting of the Stockholders and, subject to Section 3 below, each Director shall be elected to serve for a term as provided in Section 3 of this Article II and until his successor shall be elected and shall qualify or until his earlier resignation or removal; PROVIDED that in the

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                                      -6-


event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the Stockholders called for that purpose.

     SECTION 3. CLASSIFIED BOARD. The Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-years terms of office, the term of office of the directors of the first such class to expire as of the annual meeting of the Stockholders following the 2002 fiscal year of the Corporation, those of the second class to expire as of the annual meeting of the Stockholders following the 2003 fiscal year of the Corporation, and those of the third class as of the annual meeting of the Stockholders following the 2004 fiscal year of the Corporation, such that at each annual meeting of Stockholders after the date hereof, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. At each annual meeting of the Stockholders thereafter, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

     SECTION 4. DIRECTOR NOMINATIONS. Nomination of candidates for election as Directors of the Corporation at any annual meeting of Stockholders may be made
(a) by, or at the direction of, a majority of the Board of Directors (unless at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required) provided that, a person meeting the requirements of an Outside Director, as that term is defined in the Charter, shall be nominated by, or at the direction of, the Outside Directors, or (b) by any Stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as Directors at an annual meeting of Stockholders.

     Nominations, other than those made by, or at the direction of, the Board of Directors (and by the Outside Directors, if required), shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 4. To be timely, a Stockholder's notice shall be delivered to, or mailed and received at, the principal executive office of the Corporation not less than 90 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than (i) 90 days prior to the anniversary of the date of the previous year's annual meeting or (ii) the close of business on the 10th day following the earlier of (a) the day on which such notice of the date of the scheduled annual meeting was mailed or (b) the day on which such public disclosure was made. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such Stockholder notice, and (iv) any other information relating to such

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                                      -7-


person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, or is otherwise required, pursuant to Rule 14a-8 under the Securities Act of 1934, as amended (the "EXCHANGE ACT") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such Stockholder and of the beneficial owners (if any) of the stock registered in such Stockholder's name and the name and address of other Stockholders known by such Stockholder to be supporting such nominees, and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such Stockholder and beneficial owners (if any) on the date of such Stockholder notice and by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. The Board of Directors may reject any nomination by a Stockholder not timely made in accordance with the requirements of this Section 4.

     No person shall be elected by the Stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 4. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section 4 shall be provided for use at the annual meeting.

     SECTION 5. QUALIFICATION. No Director need be a Stockholder of the Corporation. Unless waived by a vote of the Board of Directors, no individual may serve as a Director of the Corporation if he has reached the age of 70 years at the time of election.

     SECTION 6. VACANCIES. Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled in the manner provided in the Charter, subject to the Amended and Restated Stockholders Agreement, dated as of March [___], 2002, by and among the Corporation, Net Realty Holding Trust and The Prudential Insurance Company of America (as amended, the "STOCKHOLDERS Agreement").

     SECTION 7. REMOVAL. Any Director may be removed from office in the manner provided in the Charter, subject to the Stockholders Agreement.

     SECTION 8. RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

     SECTION 9. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the

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                                      -8-


same place as the annual meeting of Stockholders following the close of such meeting of Stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

     SECTION 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors (unless at the time of such meeting the majority of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required), the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

     SECTION 11. NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

     When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

     A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 12. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office (unless at the time of such meeting the majority of the members of the Board of Directors are Trust Directors, in which case a majority of the Directors including at least one Outside Director then in office) shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present (unless at the time of such action the majority of the

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                                      -9-


members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required) may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 11 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

     SECTION 13. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present and subject to Section 7 of Article VIII of the Charter, a majority of the Directors present (unless, at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required) may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter, these Bylaws or the Stockholders Agreement.

     SECTION 14. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

     SECTION 15. MANNER OF PARTICIPATION. Members of the Board of Directors or of committees elected by the Board pursuant to Section 16 of this Article II may participate in meetings of the Board or of such committees by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

     SECTION 16. COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the Directors then in office (unless at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required), may elect from its number Directors to serve on one or more committees, including an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by law, by the Charter or these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. The Board of Directors may abolish any such committee, other than the Audit Committee, at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

     The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

     SECTION 17. COMPENSATION OF DIRECTORS. Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors (unless, at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required) PROVIDED that (i) Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such ("EMPLOYEE DIRECTORS") and (ii) Trust Directors shall not receive any salary or other compensation for their services as Directors of the Corporation PROVIDED, however, that such Employee Directors and Trust Directors may be paid their reasonable expenses incurred as a Director.

                             ARTICLE III - OFFICERS

     SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a President, a Chief Executive Officer, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

     SECTION 2. ELECTION AND APPOINTMENT. At the regular annual meeting of the Board following the annual meeting of Stockholders, the Board of Directors shall elect the President, the Chief Executive Officer, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting or appointed by the Chief Executive Officer.

     SECTION 3. QUALIFICATION. No officer need be a Stockholder or a Director; PROVIDED, HOWEVER, that the Chief Executive Officer shall be a Director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation's expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     SECTION 4. TENURE. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article III.

     SECTION 5. RESIGNATION. Any officer may resign by delivering his written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 6. REMOVAL. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer by the affirmative vote of a majority of the Directors then in office (unless at the time of such action the majority of the members of the Board of Directors are Trust Directors, in which case the affirmative vote of a majority of the Directors including at least one Outside Director then in office shall be required). Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

     SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 9. CHIEF EXECUTIVE OFFICER. The President shall be the Chief Executive Officer, unless the Board of Directors shall elect another officer to be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business and shall preside, when present, at all meetings of the Stockholders.

     SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors. If the Chairman of the Board is absent, the President shall preside at meetings of the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer and in the absence of the Chief Executive Officer, the Chairman of the Board shall preside, when present, at all meetings of the Stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

     SECTION 11. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Board of Directors. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the Stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 12. VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and

Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 13. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. The office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, the Treasurer shall have authority to affix his signature in such capacity.

     The office of the Vice President of Finance and Accounting shall be deemed an Assistant Treasurer of the Corporation whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, and the Vice President of Finance and Accounting shall have authority to affix his signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 14. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the Stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or that of an Assistant Secretary. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his duties and responsibilities.

     Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 15. SALARIES. The salaries of the officers shall be fixed from time to time by the Board (or an appropriately designated committee of the Board) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.

     SECTION 16. OTHER POWERS AND DUTIES. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

                               ARTICLE IV - STOCK

     SECTION 1. CERTIFICATES OF STOCK. Unless otherwise provided by the Board of Directors or by law, each Stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     SECTION 2. TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     It shall be the duty of each Stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

     SECTION 4. RECORD DATE. In order that the Corporation may determine the Stockholders entitled to receive notice of or to vote at any meeting of Stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only Stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

     If no record date is fixed: (a) the record date for determining Stockholders entitled to receive notice of or to vote at a meeting of Stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and (b) the record date for determining Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

     SECTION 6. TRANSFER AGENTS AND REGISTRARS. The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

     SECTION 7. STOCKHOLDERS' ADDRESSES. Every Stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such Stockholder or transferee, and in default thereof, such Stockholder or transferee shall not be entitled to service or mailing of any such notice.

     SECTION 8. REPURCHASE OF SHARES OF STOCK. The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

                           ARTICLE V - INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Stockholder, (b) any individual who is a present or former director or officer of the Corporation or (c) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former stockholder, director or officer of the Corporation (an "INDEMNITEE"). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (b) or (c) above (and such person shall also be deemed to be an "Indemnitee").

     SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses, with the approval of the Board of Directors, to any employee or agent of the Corporation or a predecessor of the Corporation (and such person shall also be deemed to be an "Indemnitee").

     SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under this Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors,

                                      -16


independent legal counsel, or Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or Stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

     SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of Stockholders or disinterested directors or otherwise.

     SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

                      ARTICLE VI - MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.

     SECTION 2. SEAL. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

     SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

     SECTION 4. VOTING OF SECURITIES. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of Stockholders or Stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

     SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

     SECTION 6. CORPORATE RECORDS. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, Stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all Stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

     SECTION 7. DEFINITIONS. As used in these Bylaws, the terms "Continuing Director", "Excess Shares", "Interested Shareholder", "Outside Director", "Stockholders", "Trust", "Trust Director" and "Voting Stock" shall have the same respective meanings assigned to them in the Charter. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Charter.

     SECTION 8. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the Board of Directors in the manner provided in the Charter; PROVIDED that, neither the amendment nor repeal of Article V, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with Article V, shall apply to or affect in any respect the applicability of Article V with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 9. OFFICES. The address of the principal office within the State of Maryland shall be c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202 or at such other location as may be established by the Board of Directors. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

     SECTION 10. CONFLICT OF INTEREST. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.